                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ____________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                   QWEST COMMUNICATIONS INTERNATIONAL INC.
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            (Exact name of registrant as specified in its charter)

                 Delaware                                       84-1339282
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  (State of incorporation or organization)                  (I.R.S. employer
                                                             identification no.)

555 Seventeenth Street, Suite 1000, Denver, Colorado  80202
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(Address of principal executive offices)              (zip code)

Securities to be registered pursuant to Section 12(b) of the
 Act:

Title of Each Class                                        Name of Each Exchange
to be so Registered                                              on Which
-------------------                                         Each Class is to be
                                                            -------------------
                                                                 Registered
                                                                 ----------

        None                                                        None
--------------------                                         -------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                     Contingent Cash Consideration Rights
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                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
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          The description of the right to receive the Contingent Cash
Consideration (the "Contingent Cash Consideration Rights"), which is granted pursuant to Sections 1.1(a) and 1.1(f) of the Amended and Restated
Agreement and Plan of Merger dated as of December 31, 1997 (the "Merger Agreement") among Phoenix Network, Inc., the Registrant and Qwest 1997-5 Acquisition Corp., a copy of which is attached as Exhibit A to the Registrant's Registration Statement on Form S-4 (the "Form S-4") filed with the Securities and Exchange Commission on February 12, 1998 under the Securities Act of 1933, as amended, is contained in the section entitled "PLAN OF MERGER -- Terms of the Merger Agreement" in the Form S-4. Each of the Merger Agreement and the section entitled "PLAN OF MERGER--Terms of the Merger Agreement" in the Form S-4 are incorporated herein by reference.


Item 2.  Exhibits.
-----------------

1. Amended and Restated Agreement and Plan of Merger dated as of December 31, 1997 among Phoenix Network, Inc., Qwest Communications International Inc. and Qwest 1997-5 Acquisition Corp. (incorporated by reference to Exhibit A to the Registrant's Registration Statement on Form S-4 (No. 333-_____) filed with the Securities and Exchange Commission on February 12, 1998).

2. Section entitled "PLAN OF MERGER--Terms of the Merger Agreement" in the Registration Statement on Form S-4 of Qwest Communications International Inc. filed with the Securities and Exchange Commission on February 12, 1998 (incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 333-____) filed with the Securities and Exchange Commission on February 12, 1998).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              QWEST COMMUNICATIONS
                                INTERNATIONAL INC.


                              By: /s/  Robert S. Woodruff
                                  ------------------------
                                  Robert S. Woodruff
                                  Executive Vice President--Finance


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